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                               Triad Bank
                        113 North Greene Street
                   Greensboro, North Carolina  27420

        APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints James E. Mims and Kenneth M. Greene (the "Proxies"), or either of them, as proxies, with full power of substitution, to vote the shares of the common stock of Triad Bank (the "Bank") held of record by the undersigned on _______________, 1996, at the Special Meeting of Shareholders of Triad (the "Special Meeting") to be held at ____________________, Greensboro, North Carolina, at _____ p.m. on March __, 1996, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. PROPOSAL TO APPROVE AGREEMENT. Proposal to approve the Agreement and Plan of Reorganization and Merger dated as of October 19, 1995 (the "Agreement"), between Triad, United Carolina Bancshares Corporation ("Bancshares") and United Carolina Bank ("UCB"), and to approve the transactions described in the Agreement, including, without limitation, the merger of Triad into UCB with the result that the outstanding shares of Triad's common stock, $2.50 par value per share, will be converted into shares of Bancshares' common stock, $4.00 par value per share.

            ( )  FOR                  ( ) AGAINST              ( ) ABSTAIN



2.  OTHER  BUSINESS.    On such other matters as properly may come
    before the Special Meeting, the persons named herein as Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.


PLEASE SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IT TO TRIAD IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 ABOVE.



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    THE  SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED
AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF TRIAD A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


               Dated:                            , 1996




               Signature of Owner of Shares


               Signature of Joint Owner of Shares (if any)

               Instruction:    Please  sign  above exactly as your name
               appears on this  appointment  of  proxy.    Joint owners
               of shares should both sign.    Fiduciaries  or  other
               persons signing in a representative capacity should indicate the capacity in which they are signing.















IMPORTANT:   TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING,
PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.